Exhibit 10.141

PURCHASE AGREEMENT
(Polaris Towne Center, Columbus, Ohio)

THIS PURCHASE AGREEMENT ("Agreement") dated as of the last day of execution (the "Effective Date"), is made by and between PTC COLUMBUS, LLC, a Delaware limited liability company ("Seller") and DDR PTC LLC, a Delaware limited liability company ("Buyer").

SECTION 1 - THE PROPERTY.  Seller agrees to sell and Buyer agrees to purchase all of Seller’s right, title and interest in and to the following described property:

(a)           The real property and improvements commonly known as Polaris Towne Center consisting of the land described in EXHIBIT A attached hereto (the "Land") consisting of approximately 61.594 acres, and as cross-hatched on the site plan attached hereto as EXHIBIT B (but expressly excluding all areas of land shown on the site plan which are not cross-hatched), together with all buildings, improvements and other real estate fixtures, and all easements, appurtenant rights, privileges, reservations, rights-of-way, licenses and permits owned by Seller and relating to the Land or its operation, (collectively, "Real Property") situated in the City of Columbus, County of Franklin, State of Ohio.

(b)           All written leases or tenancies affecting the Real Property and described in EXHIBIT C attached hereto and made a part hereof ("Leases");

(c)           Personal property, including, without limitation, all gas and electric systems, lighting, heating and air conditioning equipment and systems, radiators, ventilator equipment, incinerators, furnaces, hot water heaters, water, sewage and plumbing systems, fire protection and security systems and all other fixtures attached to such Land and buildings and owned by Seller and used solely in connection with the Real Property, if any ("Personal Property"), located at the Real Property, owned by Seller and used on or in connection with the operation and management of the Real Property.

(d)           All intangible personal property, if any, owned by Seller and used solely in connection with the Real Property including, without limitation, Seller's right, title and interest (if any) to the trade name "Town Center Plaza" (the "Trade Name"), and all goodwill associated with the Trade Name, and any design marks, websites, domain names and other social media addresses, logos and telephone numbers, but excluding any of the foregoing that are not exclusive to the Real Property or related to the general property management business of Seller and its affiliates (including brochures or operating manuals related to the management of the Real Property)  (the "Intangible Property").

(e)           All warranties and guarantees (the "Guarantees") given in connection with the construction or repair of the Real Property or the purchase of any Personal Property to the extent any such Guarantees are assignable and remain outstanding as of the Closing Date (as hereinafter defined).

(f)           All certificates of occupancy (or the local equivalent), permits, licenses, approvals and authorizations (collectively, the "Permits"), to the extent such Permits are assignable, issued by any federal, state, county, municipal, governmental or quasi-governmental authority relating to the Real Property.

For purposes of this Agreement, the Land, Real Property, Leases, Personal Property, Intangible Property, Guarantees and Permits are collectively referred to as the "Property."

SECTION 2 - PURCHASE PRICE.  Buyer agrees to pay Seller, as the purchase price for the Property, the sum of Seventy-Nine Million Five Hundred Fifty-Five Thousand and No/100 Dollars ($79,555,000.00) ("Purchase Price").  The Purchase Price shall be paid as follows:

(a)           Within two (2) business days after the Effective Date of this Agreement, Buyer shall deposit One Million Two Hundred Sixty Thousand and No/100 Dollars ($1,260,000.00) with the Escrow Agent (as hereinafter defined) in escrow as an earnest money deposit ("Earnest Deposit").  Upon the expiration of the Due Diligence Period, the Earnest Deposit shall be nonrefundable to Buyer, but shall be applicable to the Purchase Price at Closing; and

(b)           Buyer shall deliver the Purchase Price, less the Earnest Deposit and the credits authorized to Buyer in accordance with Section 5.1, in immediately available funds, in escrow with the Escrow Agent on or prior to the Closing Date (as hereinafter defined).

SECTION 3 - ESCROW AND TITLE INSURANCE.

3.1 -  Escrow Agent.  The parties hereto designate Chicago Title Insurance Company, 711 Third Avenue, New York, New York 10117, Attn: Matthew Bliwise, (212) 880-1401, bliwisem@ctt.com as the escrow agent ("Escrow Agent") in connection with this transaction.  This Agreement shall serve as escrow instructions and shall be subject to the usual conditions of acceptance of the Escrow Agent, insofar as the same are not inconsistent with any of the terms hereof.  By execution of this Agreement, the Escrow Agent agrees that the Earnest Deposit shall be held as a deposit under this Agreement in an interest-bearing account and:  (i) applied against the Purchase Price if Closing occurs; or (ii) delivered to Seller or Buyer, in accordance with written instructions jointly executed by Seller and Buyer, if Closing does not occur.  Interest on the Earnest Deposit shall be added to and deemed part of the Earnest Deposit.

3.2 -  Title/Survey.

(a)           As of the Effective Date, Buyer confirms it has received from Chicago Title Insurance Company, 711 Third Avenue, New York, New York, Attn: Matthew Bliwise ("Title Company"),  a commitment ("Commitment") to issue an ALTA Owner’s Policy of Title Insurance Form (ALTA 2006) in an amount equal to the Purchase Price ("Title Policy").  Buyer shall have the right to order and obtain, at its sole cost and expense, a survey of the Real Property ("Survey").  In the event Buyer desires to obtain a Survey, then Buyer shall place its order for the Survey within five (5) days after the Effective Date.  The Survey shall be certified to Seller, Buyer and the Title Company.  The Survey shall be in form and substance sufficient to delete the standard survey exception from the Title Policy.  On or before the Closing Date, Seller shall execute and deliver to the Title Company Seller's customary form of owner's affidavit which will enable the Title Company to delete the other standard printed exceptions other than the survey exception from the Title Policy (the "Owner's Title Affidavit").  It shall be a condition precedent to Buyer’s obligation to purchase the Property that the Title Company can and will, on the Closing Date, issue the Title Policy in accordance with the Commitment and subject only to the Permitted Exceptions (as hereinafter defined).

(b)           Buyer shall give written notice to Seller no less than five (5) days after the Effective Date ("Buyer's Objection Notice"), specifying objection(s) to those items shown on the Commitment reasonably objected to by Buyer ("Title Defects"), and those encroachments or other matters shown on the Survey reasonably objected to by Buyer ("Survey Defects"; Title Defects and Survey Defects shall be collectively known as "Objections").  Within five (5) business days following receipt of Buyer’s Objection Notice, Seller shall notify Buyer in writing ("Seller's Title Response Notice") of those Objections which Seller intends to cure at or prior to Closing ("Cure Items").  Notwithstanding the foregoing, Seller shall be under no obligation to cure any Objections other than a Monetary Lien (as hereinafter defined).  If Seller identifies any Cure Items in Seller's Title Response Notice, then Seller shall proceed to satisfy the Cure Items at or prior to Closing.  If Seller is unable to satisfy the Cure Items at or prior to Closing despite Seller's commercially reasonable efforts, then Seller, by providing written notice to Buyer, shall have a period of not more than fifteen (15) additional days after the proposed Closing Date in which to cause the Cure Items to be satisfied, in which case the Closing Date shall be automatically extended to the extent necessary to enable Seller to so satisfy the Cure Items.  If Seller fails to deliver Seller's Title Response Notice within the aforementioned five (5)-business day period, then Seller shall be deemed to have elected not to cure any of the Objections.  Notwithstanding anything herein to the contrary, Seller, at Seller's sole cost and expense, shall be required to use commercially reasonable efforts to obtain documents from third parties to discharge or have the Title Company insure over and remove such items from the Title Policy such as mortgages, deeds of trusts, financing statements and other instruments created by Seller and evidencing or securing the repayment of existing debt, judgment liens and other liens of a liquidated amount evidencing a monetary obligation (excluding liens for real estate taxes and assessments (both general and special) not due and payable) (collectively, "Monetary Liens"), regardless of whether or not Buyer has notified Seller of Buyer’s objection thereto. Failure of Buyer to object to a Monetary Lien shall in no event be deemed a waiver of Buyer’s right to require Seller to remove such Monetary Lien. Seller may use proceeds of the Purchase Price to satisfy or remove such Monetary Liens at Closing.

(c)           Within three (3) business days of receipt of Seller's Title Response Notice, Buyer shall elect to do one of the following: (i) waive the Objections that Seller has not designated as Cure Items and proceed to acquire the Property without any abatement of the Purchase Price and take title to the Real Property subject to such Objections; or (ii) terminate this Agreement, by written notice to Seller and to the Escrow Agent, in which event Escrow Agent shall return the Earnest Deposit to Buyer and the parties shall be released from all obligations hereunder except those obligations that expressly survive pursuant to the terms of this Agreement.  If Buyer fails to timely make any such election, then Buyer shall be deemed to have elected to purchase the Property pursuant to the foregoing clause (i).

SECTION 4 - CONVEYANCE.  On the Closing Date, Seller shall convey title to the Real Property by special or limited warranty deed ("Deed"), free and clear of all liens and encumbrances, except the following (collectively, the "Permitted Exceptions"):  (i) all real estate taxes and assessments, both general and special, not yet due and payable; (ii) declarations, conditions, covenants, restrictions, easements, rights of way and other similar matters of record shown on the Commitment, which are approved or deemed approved by Buyer pursuant to Section 3.2 herein; (iii) zoning and building ordinances; (iv) those matters shown on the Survey other than uncured Survey Defects that constitute Cure Items; and (v) the rights of tenants in possession as tenants only ("Tenants").  Transfer of Seller’s interest as landlord under the Leases shall be made by an Assignment and Assumption of Leases ("Assignment of Leases"), in the form of the Assignment of Leases attached hereto as EXHIBIT D and made a part hereof, to be executed by Seller and Buyer effective as of the Closing Date.

SECTION 5 - PRORATIONS AND CLOSING COSTS.

5.1 -  Prorations.  All items of income and expense (collectively, the "Prorated Items") shall be paid, prorated or adjusted as of midnight on the date prior to the Closing Date (the "Proration Date") in the manner hereinafter set forth:

(a)           Buyer shall be credited with the amount of each of the following:  (i)  all rents received (i.e. collected) by Seller or its agents and attributable to any period commencing after the Proration Date; (ii) tenant improvement allowances that remain unpaid and are shown on Schedule 1 (which Schedule shall be updated by Seller at Closing); (iii) leasing commissions that remain unpaid and are shown on Schedule 2 (which Schedule shall be updated by Seller at Closing); (iv) all expense contributions and other required payments, real estate tax contributions to pay for Taxes (as hereinafter defined), and other payments and reimbursements of whatever nature or kind from Tenants received by Seller or its agents and attributable to any period commencing after the Proration Date (collectively, the "Tenant Contributions"); (v) all cash security deposits that remain unapplied and are shown on Schedule 3 (which Schedule shall be updated by Seller at Closing)(collectively, the "Security Deposits"); and (vi) all amounts paid to the Seller pursuant to any Leases and held by Seller in reserve accounts to fund future repairs or replacements.  At Closing, Seller shall be credited with the current balance of any and all escrow and/or reserve accounts held by Bank of America (as hereinafter defined) pursuant to the Loan Agreement by and between Bank of America, as lender, and Seller, as borrower, to the extent such escrow and/or reserve accounts are transferred to Buyer in connection with Buyer's assumption of the Bank of America Loan (as hereinafter defined).

(b)           All Prorated Items for the month of Closing shall be prorated between Buyer and Seller based upon their respective actual days of ownership for such month in which the Closing occurs.  Except for any Security Deposits, neither Buyer nor Seller shall receive credit at Closing for any Prorated Items due and not paid as of the Proration Date.  At the time of the final calculation and collection from Tenants of Tenant Contributions, whether in the nature of a reconciliation payment or full payment, in arrears, there shall be a reproration between Buyer and Seller as to the Tenant Contributions not later than one hundred eighty (180) days after the Closing Date (the "Outside Reproration Date").  The reproration of the Tenant Contributions and the reproration of real estate tax contributions shall be made on the basis of a per diem method of allocation.  Each party covenants to provide the other with any information in its possession necessary to finalize such calculation.

(c)           Percentage rent, if any, shall be prorated between Buyer and Seller by utilizing the percentage rent payable for such lease year based upon the actual days of ownership of the Property.  There shall be no adjustment for percentage rent payments until after the receipt of any percentage rent payments made by the respective Tenants.  Percentage rent payments shall be reprorated for each Tenant promptly after receipt of the final annual sales report and percentage rent payment from such Tenant for the lease year in which the Proration Date occurs, but in no event shall such reproration occur later than the Outside Reproration Date.

(d)           Any amounts received from Tenants after Closing shall be applied on a Tenant-by-Tenant basis in the following order:  (i)  first, on account of any amount currently due Buyer from such Tenant(s); (ii)  next, to Buyer for Buyer’s actual out-of-pocket costs, if any, of collection of such amounts; and (iii) on the account of any amount due Seller.  Any of the foregoing amounts due to Seller shall be paid not later than the Outside Reproration Date.  Seller shall have no right to seek judgments or other relief against Tenants after Closing without the Buyer’s prior written approval, which approval shall not be unreasonably withheld or delayed.

(e)           Operating expenses, including permits, licenses, membership dues, contributions to promotional or similar funds, merchant association dues, gift program expenses and all other kinds of expenses and liabilities relating to the Property which were required to be paid by Seller prior to Closing and required to be paid by the Buyer after Closing, and any prepaid expenses, to the extent same are being purchased by Buyer, shall be prorated between Buyer and Seller based upon the actual expenses or reasonable estimates.

(f)           Notwithstanding anything herein to the contrary, Seller represents and warrants that all real estate taxes and assessments ("Taxes") for the Property currently due and payable for the calendar year 2011 and for all prior years have been paid prior to the date hereof.  Any portion of the Taxes for the calendar year 2011 not yet due and payable and for which Tenants are not responsible under the Leases ("Landlord’s Portion of Taxes") shall be prorated between Seller and Buyer based upon the actual days of ownership of the parties for the year in which Closing occurs utilizing the most recent ascertainable tax bill(s).  Seller and Buyer agree to reprorate Landlord’s Portion of Taxes upon Buyer’s receipt of the actual tax bill for the tax year in question, if any, but in no event shall such reproration occur after the Outside Reproration Date.  All refunds of Taxes resulting from any real property tax appeal for the tax year in which the Proration Date occurs shall be:  (i)  allocated to amounts to be rebated to Tenants if required by a Lease and only to the extent so required, and the amount so allocated shall be forwarded to Buyer and Buyer agrees to promptly rebate the amount due to such Tenants; (ii)  allocated to Seller to the extent that the amount refunded (and not allocated to amounts to be rebated to Tenants) is attributable to periods prior to the Proration Date, and such allocated amounts are to be held and/or distributed as specified in Section 5.1(i); and (iii)  payable to Buyer to the extent that the amount refunded (and not allocated to amounts to be rebated to Tenants) is attributable to periods commencing after the Proration Date.  Notwithstanding the foregoing, Buyer shall receive a credit from Seller for all sums representing contributions of Taxes received by Seller or its agents from any Tenants and attributable to any period prior to the Proration Date, which have not been applied toward the payment of Taxes.

(g)           Seller shall pay all utility charges attributable to the Real Property through the Proration Date (except for those utility charges and operating expenses payable by Tenants in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Real Property after the Proration Date.  Meters for all public utilities (including water) being used on the Real Property shall be ordered read by Seller on the Proration Date and all charges incurred prior to the Proration Date shall be paid by Seller.  To the extent that the amount of actual consumption of any utility services is not determined (or cannot be reasonably determined) prior to the Proration Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-Closing period is determined.  Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Real Property.  Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date.

(h)           All other items which are customarily prorated in transactions in which rental real estate is purchased and sold, and which are not otherwise dealt with herein, shall be prorated as of  the Proration Date.

(i)           Seller and Buyer shall prepare a closing settlement statement (the "Closing Statement") prior to the Closing Date that shall reflect the purchase and sale of the Property and all prorations and adjustments, all as referenced in Section 2(b) of this Agreement.  A copy of the Closing Statement agreed upon by Seller and Buyer shall be executed by both the Seller and Buyer and delivered to the Escrow Agent at the Closing.  All rents and other payments received by Seller after the Proration Date shall be immediately forwarded and endorsed over to Buyer, subject to the provisions set forth above.

(j)           In the event any prorations or computations made under this Section 5.1 which are based on estimates, prove to be incorrect or require the passage of time in order to obtain sufficient information (i.e. gross sales reports for the calculation of percentage rent), then either party shall be have the right, prior to the Outside Reproration Date, to prepare and deliver a revised schedule of adjustments (a "Reconciliation Statement"), which shall include tenant invoice calculations and reasonable operating expense invoice backup.  Within thirty (30) days following delivery of a Reconciliation Statement, Seller and Buyer shall work in good faith to resolve any outstanding items with respect to such Reconciliation Statement.  Upon approval of the Reconciliation Statement, Buyer or Seller, as applicable, shall remit any amounts due to the other within fifteen (15) days.

5.2 -  Costs to be Paid by Seller.  Seller shall pay or be charged with the following costs and expenses in connection with this transaction:

(a)           all state transfer taxes and conveyance fees on the sale and transfer of the Property;

(b)           one-half of the cost of the title search and exam;

(c)           one-half of the cost of the premium for the Title Policy, but excluding the costs of any endorsements thereto;

(d)           one-half of the escrow fees and reasonable closing fees charged by the Escrow Agent; and

(e)           the fees and expenses of Seller's attorney(s).

5.3 -  Costs to be Paid by Buyer.  Buyer shall pay the following costs and expenses in connection with this transaction:

(a)           the cost of recording the Deed;

(b)           one-half of the cost of the title search and exam;

(c)           one-half of the cost of the premium for the Title Policy;

(d)           the cost of any endorsements to the Title Policy;

(e)           one-half of the escrow fees and the reasonable closing fees charged by Escrow Agent;

(f)           the cost of the Survey, if obtained;

(g)           all costs incurred by Buyer in connection with its due diligence or other activities related to the Property;

(h)           the Loan Assumption Penalty (as such term is defined in Section 6.6(a)(iii) below);

(i)            Buyer's share of the Loan Assumption Costs (as such term is defined in Section 6.6(a)(iii) below); and

(j)            the fees and expenses of Buyer’s attorney(s).

SECTION 6 - POSSESSION AND CLOSING.

6.1 -  Closing.  The transaction contemplated herein shall be closed at the office of the Escrow Agent at such time and on such date as may be agreed upon by Buyer and Seller; provided, however, that the closing shall occur on or before 3:00 PM (EST) on the thirtieth (30th) day after the expiration of the Due Diligence Period, subject to the right of either party to extend the Closing Date pursuant to Section 6.6(a)(v).  The time and date of such closing is referred to herein as the "Closing Date" or the "Closing".

6.2 -  Closing Deliveries.

(a)           To effectuate the Closing, Seller shall deliver to the Escrow Agent the following:

(i)             the Deed duly executed by Seller;

(ii)            the Assignment of Leases duly executed by Seller;

(iii)           a Bill of Sale in the form attached hereto as EXHIBIT E pursuant to which Seller will convey to Buyer all of Seller’s right, title and interest in and to the Personal Property duly executed by Seller;

(iv)           signed counterparts of the General Assignment in substantially the form attached hereto as EXHIBIT G pursuant to which Seller will assign to Buyer all of the Intangible Property, all Guarantees and all Permits (the "General Assignment") duly executed by Seller;

(v)            an assignment to Buyer of all of Seller's right, title and interest in any reciprocal easement agreements, operating agreements and other similar agreements (the "REA Agreements") in substantially the form attached hereto as EXHIBIT H (the "REA Assignment") duly executed by Seller;

(vi)           a certificate executed by Seller in the form of EXHIBIT I attached hereto, certifying the truth, completeness and accuracy of the representations and warranties of Seller, as of the Closing Date duly executed by Seller;

(vii)           a certificate regarding Seller's non-foreign status duly executed by Seller;

(viii)          a completed 1099-S request for taxpayer identification number and certification and acknowledgment duly executed by Seller;

(ix)             originals of the Tenant Estoppel Certificates (as hereinafter defined) and the REA Estoppels (as hereinafter defined);

(x)              originals of the Loan Assumption Documents (as hereinafter defined) required by Bank of America (as hereinafter defined) in connection with the assumption of the Bank of America Loan Documents (as hereinafter defined);

(xi)              the Owner's Title Affidavit duly executed by Seller;

(xii)             notices to all Tenants in substantially the form of EXHIBIT F attached hereto duly executed by Seller;

(xiii)            resolutions of Seller authorizing the sale of the Property pursuant to this Agreement and the authority of the officer executing the closing documents on behalf of Seller duly executed by Seller;

(xiv)            a Closing Statement duly executed by Seller; and

(xv)             such other instruments reasonably required to consummate the transaction contemplated by this Agreement.

(b)           To effectuate the Closing, Buyer shall deliver to Escrow Agent the following:

(i)            the Assignment of Leases duly executed by Buyer;

(ii)           the General Assignment duly executed by Buyer;

(iii)           the REA Assignment duly executed by Buyer;

(iv)           the Closing Statement duly executed by Buyer; and

(v)            such other instruments reasonably required to consummate the transaction contemplated by this Agreement.

(c)           Unless otherwise provided herein, all documents and funds necessary for Closing shall be deposited in escrow at least one (1) business day prior to the Closing Date.  At Closing:

(i)           the Escrow Agent shall deliver the Deed to Buyer by filing the Deed for record in the public records for the jurisdiction in which the Property is located;

(ii)           the Escrow Agent shall pay to Seller the Purchase Price less any credits to which Buyer is entitled as reflected on the Closing Statement, and disburse the Earnest Deposit to Seller;

(iii)           the Title Company shall issue the Title Policy; and

(iv)           the Escrow Agent shall charge Seller and Buyer for the closing costs as set forth in Section 5 above.

(d)           Seller shall deliver exclusive possession of the Property to Buyer at the Closing, except for the rights of any parties under the Permitted Exceptions.

6.3 -  Post-Closing Deliveries.  To the extent not already delivered to Buyer, promptly following the Closing, Seller shall deliver or cause to be delivered to Buyer, at Seller’s sole cost and expense, copies of all files and records in Seller’s possession relating to the operation and maintenance of the Property.  To the extent not already delivered to Buyer and to the extent each of the following items exists in Seller’s files, Seller shall also deliver to Buyer promptly following the Closing originals of each of the Leases and originals or copies of Permits relating to the Real Property and originals or copies of all plans, specifications, drawings and surveys relating to the Real Property to the extent they are in the possession or control of Seller.

6.4 -  Tenant and REA Estoppels.

(a)           Seller shall request estoppel certificates from all parties other than Seller to any REA Agreements (the "REA Estoppel Certificates"), substantially in (A) the form set forth in EXHIBIT J or (B) such other form as is attached to the applicable REA Agreement.  The REA Estoppel Certificates shall not allege the existence of any default by Seller or any unperformed obligation of Seller, or recite any material fact that contradicts any of Seller's representations and warranties.  It shall be a condition to Buyer's obligation to close the transactions contemplated in the Agreement that Buyer receive REA Estoppel Certificates from Target and Lowe's prior to Closing (the "REA Estoppel Threshold").

(b)           Seller shall use commercially reasonable efforts to obtain estoppel certificates from each of the Tenants under the Leases (the "Tenant Estoppel Certificates").  It shall be a condition precedent to Buyer's obligation to close the transactions contemplated by this Agreement that, not later than five (5) days prior to the Closing Date, Seller shall have delivered to Buyer Tenant Estoppel Certificates received by Seller, in substantially in the form set forth in EXHIBIT K, or in such alternative form set forth in the Tenant's Lease, from: (i) Party City, Ulta, Justice, Old Navy, Arhaus, Cost Plus, Office Max, TJ Maxx, Big Lots, Best Buy, Joann Stores, and Kroger (individually, a "Key Tenant"); and (ii) Tenants comprising not less than eighty percent (80%) of the remaining open and occupied net rentable square feet of the Property (i and ii collectively, the "Estoppel Threshold"), which shall be dated not earlier than sixty (60) days before the Closing Date; provided, however, that in no event shall Seller be required to obtain a Tenant Estoppel Certificate from any Tenant that is the subject of a bankruptcy or insolvency proceeding.  The Tenant Estoppel Certificates shall not allege the existence of any default by Seller or any unperformed obligation of Seller, or recite any material fact that contradicts any of Seller's representations and warranties.  Seller shall have the right to deliver a certificate signed by Seller in lieu of a Tenant Estoppel Certificate in the form set forth in EXHIBIT L ("Seller’s Lease Certificate") with respect to the Lease of any Tenant that is not a Key Tenant or an Anchor Store (as hereinafter defined); provided, however, that in the aggregate, Buyer shall not be required to accept Seller’s Lease Certificates with respect to Leases which in the aggregate total in excess of 5% of the remaining open and occupied net rentable square feet of the Property excluding Anchor Stores and all Key Tenants.  Notwithstanding the forgoing, in no event shall Seller have the ability to deliver a Seller’s Lease Certificate to Buyer as a replacement for a Tenant Estoppel Certificate which identified a default by Seller as landlord under the Lease in order to satisfy the Estoppel Threshold.

(c)           In the event that Seller is unable to meet (i) the Estoppel Threshold by delivering either Tenant Estoppel Certificates or a Seller's Lease Certificate to Buyer, or (ii) the REA Estoppel Threshold, then Seller shall not be in default of this Agreement, but rather a failure of a condition shall have occurred and Buyer’s sole remedy shall be to either waive the requirement and proceed to Closing upon the terms and conditions set forth in this Agreement or to terminate this Agreement by delivering written notice of such termination to Seller at or prior to the Closing Date.  In the event this Agreement is terminated in accordance with the foregoing, the parties shall have no further rights or obligations under this Agreement except for the obligations which specifically survive the termination of this Agreement, and the Earnest Deposit shall be returned to Buyer.

(d)           Promptly as possible, but in no event than later five (5) days after the Effective Date, Buyer shall notify Seller of the certification parties to whom the Tenant Estoppel Certificates and the REA Estoppel Certificates should be addressed.  In the event Buyer fails to so notify Seller prior to the expiration of the Due Diligence Period, Seller shall cause the Tenants to certify such instruments to the Buyer named herein, and to its successors, assigns and lenders, and Buyer shall accept such instruments as so certified.

6.5 -  Covenants of Seller Pending Closing.

(a)           From the Effective Date through expiration of the Due Diligence Period, Seller shall not modify, cancel, extend or otherwise change in any manner, the terms, covenants or conditions of any insurance policy insuring the Real Property, or the Leases, nor enter into any contracts for services or otherwise that may be binding upon the Real Property or upon Buyer, nor shall any easements be created or any licenses given on the Real Property, nor shall any legal action be taken in connection with respect to the Real Property, nor enter into any new leases of space in the Real Property, without the express prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)           Following the expiration of the Due Diligence Period through the Closing Date, Seller shall not modify, cancel, extend or otherwise change in any manner, the terms, covenants or conditions of any insurance policy insuring the Real Property, or the Leases, nor enter into any contracts for services or otherwise that may be binding upon the Real Property or upon Buyer, nor shall any easements be created or any licenses given on the Real Property, nor shall any legal action be taken in connection with respect to the Real Property, nor enter into any new leases of space in the Real Property, without the express prior written consent of Buyer, which consent may be given or withheld in Buyer’s sole discretion.

(c)           From the Effective Date through the Closing Date, Seller shall continue to operate the Real Property in substantially the same manner as Seller has prior to the Effective Date and shall:  (i) at its expense, maintain the Real Property in its present order and deliver the Real Property on the Closing Date in substantially the same condition it is in on the Effective Date, reasonable wear and tear and damage by fire and other insured casualty excepted; (ii) give prompt notice of any fire or other casualty affecting the Real Property after the Effective Date; (iii)  deliver to the Buyer, promptly after receipt by the Seller, copies of all notices received by the Seller relevant to any of the Property, including, without limitation, notices of violation issued by governmental authorities with respect to the Real Property received by the Seller after the Effective Date; (iv) apply any Security Deposits in accordance with the terms of the Leases; and (v) promptly notify the Buyer of any material change in the facts known to Seller underlying any representation or warranty in this Agreement and of any material change in the condition or status of the Real Property.

6.6 - Conditions Precedent to Closing.

(a)           Conditions Precedent to Seller's Obligation to Proceed to Closing.

(i)           It shall be condition precedent to Seller's obligation to proceed to Closing that Seller and Buyer shall have received the Loan Assumption Consent (as defined below) and that Bank of America (as defined below) is ready, willing and able to deliver the Loan Assumption Documents (as defined below) at Closing.

(A)           Buyer and Seller shall jointly use good faith and commercially reasonable efforts to obtain from Bank of America Capital Markets Servicing Group ("Bank of America") written approval (the "Loan Assumption Consent") and all other documentation reasonably required by Bank of America (collectively, the "Loan Assumption Documents") to permit Buyer to assume at Closing all of Seller's obligations arising from and after the Closing Date under the loan documents securing, evidencing or otherwise relating to the loan in the original principal amount of $46,000,000 (the "Bank of America Loan") including, without limitation, the transfer to Buyer of any and all escrow and/or reserve accounts held by Bank of America in favor of Seller, as borrower, pursuant to the terms of the Loan Agreement (as hereinafter defined).  Schedule 7 attached hereto sets forth a list of the instruments related to the Bank of America Loan (collectively, the "Bank of America Loan Documents").

(B)           Within two (2) business days after the Effective Date, Seller shall provide Bank of America with written notice of the transactions contemplated by this Agreement and the proposed assumption of the Bank of America Loan by Buyer.  Seller's notice shall include a formal request of Bank of America to deliver a loan assumption checklist that sets forth the delivery items and closing requirements of Bank of America in connection with the assumption of the Bank of America Loan (the "Assumption Checklist").  Upon receipt of the Assumption Checklist or other correspondence from Bank of America, Buyer shall promptly respond and provide Bank of America with additional information Bank of America requires to underwrite Buyer as a new borrower and/or a new sponsor under the Bank of America Loan, including, without limitation, the identity and financial information with respect to the new borrower and/or the new sponsor.

(C)           In connection with obtaining the Loan Assumption Consent and Buyer assuming the Bank of America Loan Documents at Closing, Buyer shall be responsible for the payment of the loan assumption penalty imposed by Section 7.5 of the "Loan Agreement" associated with the Bank of America Loan, which Seller and Buyer estimate to total approximately Two Hundred Thirty Thousand and No/100 Dollars ($230,000.00) (the "Loan Assumption Penalty").  Buyer shall also be responsible for the payment of legal fees, servicing fees, title insurance premiums and other charges related to the assumption of the Bank of America Loan Documents (collectively, the "Loan Assumption Costs") in an amount not to exceed One Hundred Thousand and No/Dollars ($100,000.00) (the "Loan Assumption Cost Cap").  In the event the Loan Assumption Costs exceed the Loan Assumption Cost Cap, then Buyer and Seller shall each be responsible for 50% of any Loan Assumption Costs in excess of the Loan Assumption Cost Cap (whether or not a Closing occurs).  Buyer shall include the Loan Assumption Penalty and Buyer's share of the Loan Assumption Costs along with the Purchase Price which shall be delivered to the Escrow Agent as part of Buyer's closing deliveries.  In the event Seller is responsible for its prorata share of the Loan Assumption Costs as provided above, then such amount shall be reflected as a credit to Buyer on the Closing Statement.  In the event this Agreement is terminated prior to Closing for any reason other than a default by Seller hereunder or a failure of Seller to obtain Seller's Board Approval (as hereinafter defined), then Buyer shall be responsible for the Loan Assumption Costs actually incurred in connection with the attempt to obtain the Loan Assumption Consent from Bank of America, subject to the Loan Assumption Cost Cap.

(D)           If, despite their good faith and commercially reasonable efforts, Buyer and Seller are unable to obtain the Loan Assumption Consent at or prior to the originally scheduled Closing Date, then Buyer or Seller shall have the right to send written notice to the other party not less than two (2) business days prior to the originally scheduled Closing Date, to extend the Closing Date for not more than one hundred twenty (120) days to obtain the Loan Assumption Consent (the "Outside Loan Assumption Date").  If either Seller or Buyer shall elect to extend the Closing Date pursuant to the foregoing, then the originally scheduled Closing Date shall be automatically extended until the earlier to occur of: (i) the Outside Loan Assumption Date; or (ii) three (3) business days after Buyer has received notice from Bank of America that all of the conditions to the assumption by Buyer of the Bank of America Loan Documents and the delivery of the Loan Assumption Documents have been satisfied and Bank of America and Buyer are ready, willing and able to deliver the Loan Assumption Documents and close the assumption of the Bank of America Loan.  In the event Bank of America and Buyer are not ready, willing and able to close the assumption of the Bank of America Loan by the Outside Loan Assumption Date, then this Agreement shall be deemed to have automatically terminated at which time the Earnest Deposit shall be promptly returned to Buyer, and neither of the parties hereto shall have any further obligations under this Agreement, except for the obligations that expressly survive the termination of this Agreement.

(ii)           It shall be a further condition precedent to Seller's obligation to proceed to Closing that Seller obtain approval from the Board of Directors of Glimcher Realty Trust to enter into this Agreement and to consummate the transactions contemplated hereby ("Seller's Board Approval") and that Buyer obtain approval from the Board of Directors of Developers Diversified Realty Corporation to enter into this Agreement and to consummate the transactions contemplated hereby ("Buyer's Board Approval").  On or before 5:00pm Eastern Time on September 15, 2011 (the "Board Approval Deadline"), Seller shall deliver written notice to Buyer advising whether or not Seller's Board Approval has been obtained and Buyer shall deliver written notice to Seller advising whether or not Buyer's Board Approval has been obtained.  If either Buyer or Seller does not obtain Board Approval prior to the Board Approval Deadline, then  such party shall not be in default of this Agreement, but rather a failure of a condition shall have occurred, this Agreement shall automatically terminate and the party failing to obtain Board Approval shall promptly reimburse the other party for any out-of-pocket expenses actually incurred prior to the Board Approval Deadline subject to the Reimbursement Amount (as hereinafter defined).  In the event this Agreement is terminated in accordance with the foregoing, the parties shall have no further rights or obligations under this Agreement except for the obligations which specifically survive the termination of this Agreement, and the Earnest Deposit shall be returned to Buyer.

(iii)           It shall be a further condition precedent to Seller's obligation to proceed to Closing that Buyer shall have performed, observed and complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Buyer at or prior to Closing.

(b)           Conditions Precedent to Buyer's Obligation to Proceed to Closing.

(i)           It shall be a condition precedent to Buyer's obligation to proceed to Closing that Seller shall have met the Estoppel Threshold and delivered copies of the Tenant Estoppel Certificates or Seller Lease Certificates, as applicable, to Buyer.

(ii)           It shall be a further condition precedent to Buyer's obligation to proceed to Closing that Seller shall have met the REA Estoppel Threshold by delivering copies of the required REA Estoppel Certificates to Buyer.

(iii)           It shall be a further condition precedent to Buyer's obligation to proceed to Closing that at no time on or before the Closing Date shall any of the following have been done by, against or with respect to Seller: (a) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable federal or state bankruptcy or similar law; (b) the appointment of a trustee or receiver of any property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; (e) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (f) a dissolution or liquidation.

(iv)           It shall be a condition precedent to Buyer's obligation to proceed to Closing that the material terms and conditions (including, without limitation, interest rate, maturity date and recourse obligations) of the Bank of America Loan shall not be modified by Bank of America in connection with granting the Loan Assumption Consent or entering into the Loan Assumption Documents.

(v)           It shall further be a condition precedent to Buyer's obligation to proceed to Closing that Buyer shall have received the Loan Assumption Consent and that Bank of America is ready, willing and able to deliver the Loan Assumption Documents at Closing.

(vi)           It shall further be a condition precedent to Buyer's obligation to proceed to Closing that at no time on or before the Closing Date shall any of the following have been done by, against or with respect to any Anchor Store (as hereinafter defined) or with respect to Justice:  (a) (a) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable federal or state bankruptcy or similar law; (b)(b) the appointment of a trustee or receiver of any property interest; (c) (c) an assignment for the benefit of creditors; (d) (d) an attachment, execution or other judicial seizure of a substantial property interest; (e)(e) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; (f)(f) a dissolution or liquidation; (g) the vacating or going dark of the premises occupied by such Anchor Store at the Property; or (h) the termination or written notice of intent to terminate by any such Anchor Store of its Lease at the Property.  For purposes of this Section 6.6(b)(v), "Anchor Store" shall mean any Tenant occupying 10,000 net rentable square feet or greater.

(vii)           It shall be a further condition to Buyer's obligation to proceed to Closing that Buyer obtain Buyer's Board Approval and that Seller's obtain Seller's Board Approval.  If either Buyer or Seller does not obtain Board Approval prior to the Board Approval Deadline, then such party failing to obtain Board Approval shall not be in default of this Agreement, but rather a failure of a condition shall have occurred, and this Agreement shall automatically terminate.  In the event this Agreement shall terminate due to a party's failure to obtain Board Approval prior to the Board Approval Deadline, then such party failing to obtain Board Approval shall promptly reimburse the other party for any out-pocket-expenses actually incurred prior to the Board Approval Deadline subject to the Reimbursement Amount.

(viii)           It shall be a further condition precedent to Buyer's obligation to proceed to Closing that Seller shall have performed, observed and complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Seller at or prior to Closing.

(ix)             If the conditions set forth in this Section 6.6(b) above are not satisfied by Seller or waived by Buyer in writing at or prior to Closing, then Buyer shall have the right to terminate this Agreement by providing written notice to Seller, at which time the Earnest Deposit shall be promptly returned to Buyer, and neither of the parties hereto shall have any further obligations under this Agreement, except for the obligations that expressly survive the termination of this Agreement.

SECTION 7 - CONDITION OF PROPERTY.

7.1 -  “As-Is” Condition.  BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER WILL HAVE, AS OF CLOSING, THOROUGHLY INSPECTED AND EXAMINED THE STATUS OF TITLE TO THE PROPERTY AND THE PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY.  BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN ANY OF THE "CLOSING DOCUMENTS", BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PHYSICAL CONDITION OF THE PROPERTY BY BUYER AND THAT BUYER IS PURCHASING, AND AT CLOSING WILL ACCEPT, THE PROPERTY ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND/OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE; EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN ANY OF THE "CLOSING DOCUMENTS".  BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO AGREEMENT WITH BUYER TO ALTER, REPAIR OR IMPROVE THE PROPERTY.

For purposes of this Agreement, "Closing Documents" shall include the Deed, the Assignment of Leases, the Bill of Sale, the General Assignment, the REA Assignment and the Owner's Title Affidavit.

Except as specifically set forth in this Agreement or in the Closing Documents, Buyer acknowledges and agrees that it has not (and shall not) rely upon any statement and/or information from whomsoever made or given (including, but not limited to, any broker, attorney, agent, employee or other person representing or purporting to represent Seller) directly or indirectly, verbally or in writing, and Seller is not and shall not be liable or bound by any such statement and/or information.

Except as specifically set forth in this Agreement, Seller specifically disclaims any representation, warranty or guaranty with respect to the Property, express or implied, including, but not limited to, any representation or warranty as to the Property’s condition, fitness for a particular purpose, quality, freedom from defects or contamination (whether or not detectable by inspection), compliance with zoning or other legal requirements or as to the availability or existence of any utility or other governmental or private services or as to the amount of taxes assessed to the Property.

7.2 -  Release of Claims Under Environmental Laws.  Buyer, on behalf of itself only, hereby waives and releases Seller from any claims by Buyer for recovery of costs associated with conduct of any voluntary action or any remedial responses, corrective action or closure under any applicable federal, state or local environmental laws ("Environmental Laws") except to the extent that such condition arose during Seller’s period of ownership of the Property.  For purposes of this Agreement, the term “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 et seq., as amended from time to time; and any similar federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances.

SECTION 8 – DUE DILIGENCE.

8.1 -  Seller’s Due Diligence Materials.  On the Effective Date, Seller will deliver to Buyer, to facilitate Buyer’s due diligence review of the Property, all documents shown on Schedule 4 (collectively "Due Diligence Material").  Any costs associated with the Due Diligence Materials beyond the first copy provided to Buyer will be at Buyer’s sole cost and expense.  In the event Seller discovers additional due diligence materials relating to the Property that have not been provided to Buyer as part of the Due Diligence Material, Seller shall promptly provide Buyer with a copy of such additional due diligence materials.

8.2 -  Inspections and Reports; Review of Commitment and Survey.  Buyer shall have until 5:00 p.m. on the Effective Date, to conduct Inspections (as hereinafter defined) of the Property (the "Due Diligence Period").  Seller shall permit Buyer and Buyer’s representatives to enter the Real Property at any time for the purpose of conducting inspections and investigations reasonably required by Buyer in order to determine the suitability of the Real Property for Buyer’s purposes (collectively, the "Inspections").  Seller will cooperate with Buyer at no cost to Seller to facilitate the Inspections.   Buyer shall use commercially reasonable efforts to initiate its Inspections promptly following the Effective Date and to diligently pursue the same to completion.  Buyer shall promptly repair any damage to the Property attributable to the conduct of the Inspections, and shall promptly return the Property to substantially the same condition as existed prior to the conduct thereof.  No Inspections shall be conducted without Seller’s approval as to the time and manner thereof, which approval shall not be unreasonably withheld, conditioned or delayed.  At Seller’s request, any such Inspection shall be performed in the presence of a representative of Seller.  If this Agreement is terminated, Buyer shall cause copies of all information and written materials obtained or generated in connection with the conduct of all Inspections, including any tests and environmental studies conducted of the Real Property ("Reports") and the Due Diligence Material, to be delivered to Seller without cost to Seller.

If the results of the Inspections or the Reports are not acceptable to Buyer, in its sole discretion, Buyer may terminate this Agreement by written notice given to Seller prior to the expiration of the Due Diligence Period, in which event Buyer shall receive a refund of the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement.  If Buyer fails to terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived the contingency set forth in this Section 8.2, and elected to proceed with the purchase of the Property.  In addition, the Earnest Deposit shall become nonrefundable to Buyer, but shall remain applicable to the Purchase Price at Closing.

Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any losses, liabilities, damages, costs or expenses incurred by Seller as a result of Buyer’s exercise of the right of inspection granted under this Section 8.2.  Buyer acknowledges and agrees that any such Inspections conducted by Buyer or Buyer’s agents and representatives shall be solely at the risk of Buyer.  Buyer shall carry commercial general liability insurance covering all activities conducted by Buyer, its agents, contractors and engineers on the Property.  Such insurance shall have limits of not less than One Million Dollars ($1,000,000.00) for personal injury to or death of any one person, Two Million Dollars ($2,000,000.00) for personal injury to or death of any number of persons in any one accident and One Million Dollars ($1,000,000.00) for property damage, and shall name Seller as an additional insured.  All of the obligations of Buyer under this Section 8.2 shall survive Closing or the termination of this Agreement.

8.3 -  Confidentiality.  Buyer agrees that it shall treat all Reports as confidential materials and shall not disclose any portion thereof except:  (i) to the extent necessary in connection with its evaluation of the Property; (ii) to the extent required by law; (iii) to Buyer’s mortgage lender(s), investors, consultants, accountants and attorneys, if any, involved in the transaction contemplated by this Agreement; or (iv) with the express written consent of Seller.  Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Buyer’s agents shall contact any governmental authority regarding Buyer’s discovery of any Hazardous Substances (as hereinafter defined) on, or any environmental conditions at, the Property without Seller’s prior written consent thereto.  In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) business days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.  For the purposes of this Agreement, the term "Hazardous Substances" shall have the same definition as is set forth in the CERCLA; provided, however, that the definition of the term “Hazardous Substances” shall also include (if not included within the definition contained in CERCLA) petroleum and related byproducts, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds.

SECTION 9 - REPRESENTATIONS AND WARRANTIES.

9.1 -  By Seller.

(a)           Seller represents and warrants to Buyer that:

(i)           Seller is a limited liability company duly created and validly existing pursuant to the laws of the State of Delaware and is duly qualified to do business in the jurisdiction in which the Real Property is situated if and to the extent that such qualification is required.

(ii)           Subject to receipt of Board Approval, Seller has the capacity and authority to execute this Agreement and perform the obligations of Seller under this Agreement.  All action necessary to authorize the execution, delivery and performance of this Agreement by Seller has been taken, and such action has not been rescinded or modified.  Upon the execution of this Agreement, this Agreement will be legally binding upon Seller and enforceable against Seller.  The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.

(iii)           The execution and delivery of this Agreement and performance by Seller will not conflict with or result in a violation of, or breach of, or constitute a default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Real Property.

(iv)           Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

(v)            No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Seller’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.

(vi)           Seller has received no written notice from any governmental authority alleging that the Real Property is in violation of applicable laws, ordinances or regulations, including applicable environmental laws, rules, regulations and orders.

(vii)          There are no service contracts or other agreements other than the Leases and the matters shown on the Commitment that shall survive or otherwise bind Buyer or the Real Property following the Closing.

(viii)         There are no leases, assignments, subleases, amendments, modifications, agreements or understandings (whether written or oral) with any Tenant or occupant of the Property except as set forth in EXHIBIT C.  Except as identified on Schedule 1, all tenant improvements or work to be done, furnished or paid for by Seller or loans to be provided by Seller for, or in connection with, any Tenant pursuant to the Leases have been completed and paid for.  Except as set forth in Schedule 2, no leasing, brokerage or like commissions, fees or payments are due from Seller, or may become due, in respect of any of the Improvements or Leases, or of any other matter or thing relating to the Property or any portion thereof.

(ix)           Except as set forth on Schedule 5, (A) Seller has not provided written notice to any Tenant setting forth a default by Tenant under its Lease that remains uncured, or (B) received written notice from any Tenant setting forth a default by landlord under the Lease that remains uncured.

(x)           To the actual knowledge of Seller, all obligations of Seller, as landlord, under the Leases that have accrued prior to Closing have been or will be performed by Seller at or prior to Closing.

(xi)           Schedule 3 contains a true and correct list of all Security Deposits that have not been applied against delinquent rents or otherwise as provided in the Leases.

(xii)           Except as set forth in the Leases, no Tenant has an option to purchase or right of first refusal with respect to the Property.

(xiii)           Except as set forth on Schedule 5, Seller has not (A) provided written notice to any party under any REA Agreement setting forth a default by such party under the REA Agreement that remains uncured, or (B) received written notice from any party under any REA Agreement setting forth a default by Seller under the applicable REA Agreement that remains uncured.

(xiv)           To Seller's actual knowledge, there are no REA Agreements or any assignments, modifications, supplements, amendments, agreements or understandings (whether written or oral) with any parties to any REA Agreements other than as set forth in the Commitment.

(xv)            To Seller's actual knowledge, the annual operating statements for 2008, 2009 and 2010, and the quarterly operating statements for the first and second quarter 2011 are true and correct in all material respects, subject to adjusting entries in accordance with GAAP and consistent with the regular course of Seller's business.

(xvi)            Except as set forth in any of the Due Diligence Materials set forth on Schedule 4, to the actual knowledge of Seller, there are no Hazardous Materials, petroleum wells or underground storage tanks on the Property that are in violation of Environmental Laws.

(xvii)           Except as set forth on Schedule 6, there is no litigation, proceeding (zoning or otherwise) or governmental investigation pending, or, to the actual knowledge of Seller, threatened, in writing, against or relating to the Real Property or the transaction contemplated by this Agreement.

(xviii)           Seller is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

(xix)             Schedule 7 sets forth a true, correct and complete list of the Bank of America Loan Documents.  True, correct and complete copies of the Bank of America Loan Documents have been delivered to Buyer.  To Seller's knowledge, there exists no uncured events of default on the part of Seller, any guarantor or any indemnitor in the performance of any of its obligations under the Bank of America Loan Documents, including, without limitation, satisfaction in full of the items set forth on Schedule 9.1 to the Bank of America Loan Agreement.  The outstanding balance of the Bank of America Loan as of August 1, 2011 is $45,402,978.07.  All payments of principal and interest required to be made prior to the Effective Date have been made by Seller.

(b)           For purposes of Section 9.1(a)(xvi), the parties agree that "Hazardous Materials" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined in all applicable provisions of any Environmental Laws or the regulations promulgated thereunder, relating to, or imposing liability or standards of conduct concerning, any hazardous substances, hydrocarbons, hazardous materials, toxic substances or hazardous wastes as defined from time to time in any other federal, state and local laws or the regulations promulgated thereunder applicable to the Property or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead.

9.2 -  By Buyer.

(a)           Buyer represents and warrants to Seller as of the Effective Date that:

(i)           Buyer is duly created and validly existing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business in the jurisdiction in which the Property is situated if and to the extent that such qualification is required.

(ii)           Buyer has the capacity and authority to execute this Agreement and perform the obligations of Buyer under this Agreement.  All action necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been taken, and such action has not been rescinded or modified.  Upon the execution of this Agreement, this Agreement will be legally binding upon Buyer and enforceable against Buyer.  The person signing this Agreement on behalf of Buyer has been duly authorized to sign and deliver this Agreement on behalf of Buyer.

(iii)           Buyer is not subject to any judgment or decree of a court of competent jurisdiction or governmental agency that would limit or restrict Buyer’s right to enter into and carry out this Agreement.

(iv)           Neither the execution of this Agreement nor the consummation of the transactions contemplated herein by Buyer will constitute a breach under any contract or agreement to which Buyer is a party or by which Buyer is bound or affected.

(v)           No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Buyer’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.

(vi)           None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the "USA Patriot Act").

(vii)           Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the OFAC (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

(b)          "Buyer's Knowledge" means the current, actual (as opposed to constructive, imputed or implied) knowledge of Mark Bratt, Nan Delahunt, Jeff DeChellis and Jeremy Hopkins, without any duty of investigation or inquiry.

(c)           Buyer shall fully disclose to Seller, immediately upon Buyer’s becoming aware of any change in facts or circumstances to Buyer's Knowledge that may affect the representations and warranties set forth above.  In the event that to Buyer's Knowledge, any representation or warranty by Buyer is not accurate as of the Closing Date, Seller shall notify Buyer in writing and if Buyer fails to correct such misrepresentation or breach of warranty within ten (10) days after written notice from Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be delivered and paid to Seller by the Escrow Agent and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Seller expressly waives the right to sue Buyer for damages.

9.3 -  Closing Certificates and Breaches of Seller’s Representations.

(a)           On the Closing Date, each of Buyer and Seller shall execute and deliver to the other a certificate certifying its representations and warranties set forth in this Article 9 as of the Closing Date in substantially the form attached hereto as EXHIBIT I, and as to those matters that are limited to a party's knowledge, with such changes as may be necessary to reflect any change in such party's knowledge since the Effective Date.

(b)           "Seller’s Knowledge" means the current, actual (as opposed to constructive, imputed or implied) knowledge of George A. Schmidt, Kim A. Rieck, Neil Van Winkle, Chris Ellis, Armand Mastropietro, and T.J. Drought, without any duty of investigation or inquiry.  Each of the representations and warranties of Seller and Buyer contained in this Agreement is made as of the Effective Date, subject to update as provided herein and shall survive Closing for a period of one hundred eighty (180) days following the Closing Date (the "Survival Period").

(c)           Buyer agrees that its sole remedy with respect to any untruth or inaccuracy of Seller’s representations and warranties that are discovered prior the Closing are set forth in this Section 9.3(c).  Buyer shall promptly provide written notice to Seller upon learning of any breach or breaches by Seller prior to the Closing Date of any of Seller’s representations or warranties set forth in this Agreement (collectively, the "Pre-Closing Breaches").  Notwithstanding the foregoing, Seller shall not have any liability for, and Buyer shall be deemed to have waived any claim for, any Pre-Closing Breaches if and to the extent that the Pre-Closing Breaches are known by Buyer and Buyer nevertheless fails to notify Seller and proceeds to consummate the Closing.  In the event that, prior to Closing, Seller discovers that any of Seller’s representations and warranties have materially and adversely changed, Seller shall promptly give written notice thereof to Buyer (a "Change Notice") and Seller’s representations and warranties shall be deemed qualified and amended as set forth in such Change Notice.  Within three (3) business days after receipt of a Change Notice, Buyer, as its sole and exclusive remedy at law or in equity on account of such Change Notice from Seller, all other rights and remedies being hereby waived, shall elect, by written notice delivered to Seller, to either to (i) terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer by the Escrow Agent, Seller shall reimburse for Buyer’s actual out-of-pocket expenses incurred in connection with this Agreement in an amount not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Reimbursement Amount"), and, with the exception of those provisions or paragraphs which recite that they survive termination of this Agreement, neither party shall have any additional liability to the other and Buyer expressly waives the right to sue Seller for damages, or (ii) accept Seller’s representations and warranties as so qualified, in which case the representations and warranties shall thereby be automatically amended and Buyer shall proceed with Closing without any right or remedy on account thereof.  Buyer’s failure to give timely written notice of such election to Seller shall constitute Buyer’s irrevocable election to accept Seller’s representations and warranties as so qualified and amended, and proceed to Closing without any right or remedy on account thereof.  Anything contained herein to the contrary notwithstanding, if (i) to Buyer's Knowledge any of Seller’s representations and warranties, whether as a result of notice from Seller, Buyer’s own investigations or inquiries, or otherwise, or (ii) any information contained in the Due Diligence Material, any information contained in the Bank of America Loan Documents, or in any updates to any of the foregoing is in any way inconsistent with any of Seller’s representations and warranties, whether or not actually known to Buyer, and notwithstanding clause (i) and clause (ii) Buyer nonetheless proceeds with the Closing, then Seller’s representations and warranties shall be deemed qualified and amended or modified to the full extent of Buyer’s Knowledge and such inconsistent information, and Buyer shall be deemed to have accepted and approved Seller’s representations and warranties as so qualified and amended or modified, and Buyer shall have no right or remedy, and Seller shall have no obligation or liability, on account thereof.

(d)           Buyer agrees that its sole remedies with respect to any untruth or inaccuracy of Seller’s representations and warranties that are discovered following the Closing are set forth in this Section 9.3(d).  Buyer’s failure, on or before the expiration of the Survival Period, to (i) deliver written notice to Seller asserting a claim and (ii) file suit in a court of competent jurisdiction with respect thereto, shall be deemed a waiver and release of all claims for losses resulting from any breach of Seller’s representations and warranties, and were first discovered by Buyer after Closing.  In addition, Buyer hereby waives (for itself, its successors and assigns) and shall not have any right to bring or commence any claims against Seller for losses as a result of any untruth or inaccuracy of Seller’s representations and warranties that were first discovered by Buyer after Closing until such losses have aggregated to more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Deductible").  In no event shall any claim be made and Seller shall not be liable for losses, when aggregated together with all other losses for which Seller is liable pursuant to this Agreement, exceed Two Million and No/100 Dollars ($2,000,000.00) (the "Maximum Loss").  In the event that the aggregate amount of all losses resulting from such untruths and inaccuracies exceeds the Deductible, Buyer shall have the right to bring an action, suit or proceeding against Seller for such losses, with liability starting with the first dollar, but in no event exceeding the Maximum Loss.

(d)           The provisions of this Section 9.3 are deemed to be incorporated by reference into the documents delivered at Closing and shall survive Closing until the expiration of the Survival Period.  In the event of any conflict between the provisions of this Section 9.3, and the provisions of any document delivered at Closing, the provisions of this Section 9.3 shall control.

SECTION 10 DEFAULT.

10.1 -  Seller Default.  Notwithstanding any provision in this Agreement to the contrary, if Closing does not occur by reason of a default by Seller which continues for five (5) days after written notice from Buyer ("Seller’s Cure Period"), then Buyer shall elect, as its sole and exclusive remedy, by notice to Seller within three (3) business days following the end of Seller’s Cure Period, either of the following: (i)  terminate this Agreement, in which event Buyer shall receive the Earnest Deposit, Seller shall pay for Buyer’s actual out-of-pocket expenses incurred in connection with this Agreement in an amount up to the Reimbursement Amount, and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination; or (ii) enforce specific performance of this Agreement.  A formal action for specific performance or damages must be commenced within ninety (90) days following the expiration of Seller’s Cure Period.  Except as set forth above, Buyer expressly waives its rights to seek damages in the event of Seller’s default hereunder.

10.2 -  Buyer Default.  Notwithstanding any provisions of this Agreement to the contrary, if Buyer fails to close this transaction for reasons other than Seller’s default or the failure of any of the express conditions to Buyer’s performance, then this Agreement shall terminate, and the Earnest Deposit shall be delivered to Seller as agreed-upon liquidated damages as Seller’s sole remedy.  Seller and Buyer acknowledge that:  (i) it would be impossible to accurately determine Seller’s damages in the event of Buyer’s default; (ii) the Earnest Deposit are fair and equitable; and (iii) Seller expressly waives the right to exercise any and all other rights available at law or in equity.  The limitation of damages set forth herein shall not apply to any indemnities, covenants or obligations of Buyer which expressly survive either the termination of this Agreement or Closing, for which Seller shall be entitled to all rights and remedies available at law or in equity.

SECTION 11 - BROKERS.  Buyer and Seller each represent and warrant that they have not been represented by any broker in connection with the sale of the Property, and no commissions or fees are due to any other broker or finder by reason of either party’s actions in this matter.  The terms and conditions of this Agreement shall supercede all terms and conditions of any separate commission agreement with Seller.  Buyer and Seller shall each be responsible for all liability, if any, for any broker or finder fees payable with respect to the sale of the Property that are attributable to its actions.  Seller and Buyer shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other persons or entities alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property.  The indemnity obligations in this Section 11 shall survive the termination of this Agreement or the Closing.

SECTION 12 - EMINENT DOMAIN.  In the event of the taking of the Real Property, either total or partial, by eminent domain for any public or quasi-public use, or if notice of intent of a taking or a sale in lieu of taking is received by Seller or Buyer, at or prior to the Closing (excluding a De Minimis Taking (as hereinafter defined)), Buyer shall have the right, to be exercised within thirty (30) days after written notice of such taking from Seller, to terminate this Agreement, in which event Buyer shall receive the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination.  In the event this Agreement is not terminated or in the event of a De Minimis Taking, Buyer shall consummate this transaction on the Closing Date (with no reductions in the Purchase Price), and Buyer shall be entitled to participate in any such condemnation or eminent domain proceedings and to receive all of the proceeds attributable to any portion of the Real Property to be conveyed to Buyer.  For purposes of this Section 12, "De Minimis Taking" shall mean any partial taking that does not result in any material impact on the parking or access to the Property, or result in the right to terminate or pay reduced rent under any Lease, or result in the right to terminate any REA Agreement.

SECTION 13 – CASUALTY.  If prior to the Closing Date, building(s) comprising a part of the Real Property, are destroyed by fire or other casualty, Seller shall notify Buyer in writing of such fact (which writing shall detail the amount of such damage as determined by a reputable public adjusting firm, together with the amount of insurance proceeds recoverable).  If the amount of such damage is an amount equal to two percent (2%) of the Purchase Price or more or in the event the casualty gives the right to any Anchor Tenant or Key Tenant to terminate its Lease, Buyer shall have the option to terminate this Agreement upon notice to Seller given within twenty (20) days after Buyer’s receipt of Seller’s written notice of such casualty.  Upon such termination, the Escrow Agent shall return the Earnest Deposit to Buyer, this Agreement shall terminate and neither party shall have any further obligation or liability to the other except for obligations that specifically survive termination of this Agreement.  In the event Buyer does not so elect to terminate this Agreement, or there is damage to or destruction of less than an amount equal to two percent (2%) of the Purchase Price, Seller shall assign to Buyer any insurance claims and the amount of any deductible shall be subtracted from the Purchase Price and Buyer shall acquire the Property pursuant to this Agreement without any further reduction in the Purchase Price.

SECTION 14 - MISCELLANEOUS.

14.1 -  Governing Law.  This Agreement shall be governed by the laws of the State where the Real Property is located, without regard to rules regarding conflicts of laws.

14.2 -  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.   Return of an executed counterpart of this Agreement by electronic mail transmission shall bind the party so executing and delivering such counterpart.

14.3 -  Entire Agreement.  This Agreement, together with the attached exhibit(s), contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements are merged herein.

14.4 -  Modifications and Waivers.  This Agreement cannot be changed nor can any provision of this Agreement, or any right or remedy of any party, be waived orally.  Changes and waivers can only be made in writing, and the change or waiver must be signed by both parties hereto.  Any waiver of any provision of this Agreement, or any right or remedy, given on any one or more occasions shall not be deemed a waiver with respect to any other occasion.

14.5 -  Parties Bound.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, successors, and assigns of the parties hereto.

14.6 -  Assignment.  Buyer may not assign its rights and obligations under this Agreement without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, at and concurrently with a Closing hereunder, Buyer may assign its rights and obligations under this Agreement without the consent of Seller, provided and on the condition that:  (i) Buyer shall have given Seller written notice of the assignment and the identity of the assignee at least five (5) days prior to Closing, (ii) Buyer or a principal or principals of Buyer shall own a controlling interest in the assignee; and (iii) such assignee shall have assumed Buyer’s obligations hereunder by a written instrument of assumption in form and substance reasonably satisfactory to Seller.  Notwithstanding any such assignment, Buyer shall nevertheless remain liable for all of Buyer’s obligations hereunder.

14.7 -  Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given when made by personal delivery, sent by registered or certified mail, postage prepaid, return receipt requested, next or second business day by delivery by a nationally recognized overnight courier, addressed as follows, or electronic mail followed by another permitted means of delivery.  Notice shall be deemed given on the date on which the notice is received by a party in the case of personal delivery or facsimile or electronic mail, two (2) business days following the date on which it is deposited in the U.S. Mail, in the case of mail, or on the next or second (whichever is applicable) business day immediately following receipt by the courier, in the case of an overnight courier:

If to Buyer:	DDR PTC LLC 3300 Enterprise Parkway Beachwood, Ohio 44122 Attn: Nan E. Delahunt, Director of Capital Transactions Phone: (216) 755-6447 Email: ndelahunt@ddr.com

With copy to:	Developers Diversified Realty Corporation 3300 Enterprise Parkway Beachwood, Ohio 44122 Attn: General Counsel Phone: 216-755-5666 email: kpatel@ddr.com

With copy to:	Thompson Hine LLP 127 Public Square 3900 Key Center Cleveland, Ohio 44114 Attn: Robyn Minter Smyers, Esq. Phone: (216) 566-5830 email: robyn.smyers@thompsonhine.com

If to Seller:	PTC Columbus, LLC c/o Glimcher Properties Limited Partnership 180 East Broad Street 21st Floor Columbus, Ohio 43215 Attn: Kim A. Rieck, Esq. Phone: (614) 887-5623 email: krieck@glimcher.com

With copy to:	Frost Brown Todd LLC 10 West Broad Street Suite 2300 Columbus, Ohio 43215 Attn: John I. Cadwallader, Esq. Phone: (614) 464-1211 email: jcadwallader@fbtlaw.com

Notice by any party hereto may be given by its counsel.

14.8 -  Section Headings.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

14.9 -  Severability.  If one or more of the provisions of this Agreement or the application thereof shall be invoked, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any other application thereof shall in no way be affected or impaired.

14.10 -  Time of the Essence.  The parties agree that time is of the essence and that the failure of a party hereto to perform any act on or before the date specified herein for performance thereof shall be deemed cause for the termination hereof by the other party, without prejudice to other remedies available for default hereunder.

14.11 -  Confidentiality.  Without the prior written consent of the other party, neither Seller nor Buyer will make any public disclosure, issue any press release or disclose to any person, other than their legal counsel, a proposed lender, accountants or consultants, either the fact that this Agreement has been entered into or any of the terms, conditions or other facts with respect thereto, including the status thereof; provided, that either party hereto may make such disclosure if compelled by court order or to comply with the requirements of any law, governmental order or regulation.  In addition, if this Agreement is terminated prior to Closing for any reason, all confidential information shall be immediately returned by Buyer to Seller.

14.12 -  Further Action.  The parties hereto shall at any time, and from time to time on and after the Closing Date, upon the request of either, do, execute, acknowledge and deliver all such further acts, deeds, assignments and other instruments as may be reasonably required for the consummation of this transaction.

14.13 -  Construction.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties hereto, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.

14.14 -  No Recording.  Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.

14.15 -  Third Party Beneficiary.  The provisions of this Agreement are not intended to benefit any parties other than Seller and Buyer.

14.16 -  Enforcement.  If either party hereto shall engage an attorney in connection with any action or proceeding to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorney fees and costs together with all litigation expenses to the fullest extent permitted by law.  In the event a different party is the prevailing party on different issues, the attorney fees and costs and litigation expenses shall be apportioned in proportion to the value of the issues decided for and against the party.

14.17 -  1031 Exchange.  If so requested by either party, the other party will cooperate in structuring and completing this transaction for the requesting party so as to effect a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.  In particular, such other party will consent to the assignment by the requesting party prior to the Closing hereunder of its rights hereunder to a “qualified intermediary” or other third party for such purposes.  The foregoing notwithstanding, in connection with any such exchange, neither party shall have any obligation to acquire title to any real property nor to enter into any contract:  (i) that may create or impose upon such party any non-monetary obligation or negative covenant; (ii) that does not provide that the sole and exclusive remedy of any seller for a breach shall be to retain as liquidated damages the deposit paid to said seller; or (iii) that requires such party to execute any mortgage, deed of trust or similar financing instrument.  It is further agreed that:  (1) neither party shall assume any responsibility for the tax consequences to any other party arising out of any exchange effected pursuant to this Section 14.17; (2) the requesting party shall reimburse the other party for all additional costs and expenses (including reasonable attorney’s fees) incurred by such other party in connection with any such exchange; and (3) the requesting party shall indemnify and hold the other party harmless from and against any and all loss, cost, damage, expense or other liability (including reasonable attorneys’ fees) that such other party may incur or suffer in the performance of its obligations under this Section 14.17.

14.18 -  Business Day.  As used herein, a business day shall mean any day other than Saturday, Sunday or other day that commercial banks in the State in which the Property is located are authorized or required to close under applicable law.  In the event that the expiration of any time period hereunder, including, without limitation, the Due Diligence Period and the Cure Period shall expire on a Saturday, Sunday or legal holiday, then such time period shall be extended until the close of business on the next following business day.

14.19 -  Audit.  Seller agrees, upon Buyer's request, to provide Buyer and its representatives access to Seller's books, records and accounts with respect to the Property for the most recently completed fiscal year and the current fiscal year through the Closing Date, and to reasonably cooperate with Buyer to enable Buyer and its representatives to prepare an audited statement of revenue and certain expenses for the Property for the most recently completed fiscal year and a review of the unaudited statement of revenues and certain expenses for the current fiscal year through the Closing Date as required by Rule 3-14 of the United States Securities and Exchange Commission.

14.20 -  Cross Conditioned and Cross Defaulted.  Buyer and Seller hereby acknowledge that, concurrently herewith, Buyer, or an affiliate of Buyer, and Seller, or an affiliate of Seller, have executed a Purchase Agreement (the "Other Agreement") for the property known as "Town Center Plaza " pursuant to which Seller, or an affiliate of Seller, has agreed to purchase and Buyer, or an affiliate of Buyer, has agreed to sell certain other retail property.  Buyer and Seller agree that the transactions contemplated by this Agreement and the transactions contemplated by the Other Agreement are contingent upon the consummation of all such transactions.  In the event any of the transactions contemplated under this Agreement or the Other Agreement fail to occur for any reason, none of the transactions shall be consummated by Buyer and Seller.  A default by Buyer or Seller under this Agreement shall constitute a default by Buyer or Seller, as applicable, under the Other Agreement and a default by Buyer or Seller under the Other Agreement shall constitute a default hereunder.  In the event the transactions contemplated under this Agreement or the Other Agreement do not occur for any reason other than a default by Buyer or Seller, then this Agreement shall terminate, in which event the Earnest Deposit shall be returned to Buyer, the Agreement shall become null and void and neither party shall have any further rights or obligations under this Agreement, except those which by their terms expressly survive such termination.  If either Buyer or Seller shall terminate this Agreement pursuant to an express right hereunder, such termination shall automatically terminate the Other Agreement.

14.21 -  Synchronization.  Buyer and Seller hereby acknowledge and agree that this Agreement and the Other Agreement shall be synchronized with respect to any equivalent time period or deadline contained herein or therein.  In the event that any such time period or deadline contemplated under this Agreement, including but not limited to the Closing Date and the expiration of the Due Diligence Period, shall be lessened or extended for any reason, then the identical modification shall automatically be deemed to have occurred in the Other Agreement.  In the event that any such time period or deadline contemplated under the Other Agreement, including but not limited to the Closing Date and the expiration of the Due Diligence Period, shall be lessened or extended for any reason, then the identical modification shall automatically be deemed to have occurred in this Agreement  Buyer and Seller further acknowledge and agree that the Closing Date under this Agreement and the Closing Date under the Other Agreement shall be the same date.

 (Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the respective dates specified below.

SELLER:

PTC COLUMBUS, LLC,
a Delaware limited liability company

     By: Polaris Center, LLC
     a Delaware limited liability company, its Sole Member

By: Glimcher PTC, Inc.
a Delaware corporation, its Managing Member

By: /s/ Michael P. Glimcher
Printed Name: Michael P. Glimcher
Title: Chairman and Chief Executive Officer

Date: August 22, 2011

BUYER:

DDR PTC LLC,
a Delaware limited liability company

By: /s/ Mark Bratt
Printed Name: Mark Bratt
Title: Executive Vice President and CIO

Date: August 22, 2011

ESCROW CONSENT AND ACKNOWLEDGMENT

The undersigned agrees to act as the Escrow Agent for the transaction described in the above Agreement as provided herein.  Receipt of the Earnest Deposit is hereby acknowledged.  The undersigned agrees to hold and deliver the Earnest Deposit and Additional Deposit in accordance with the terms of this Agreement

CHICAGO TITLE INSURANCE COMPANY

Escrow No. __________	By:
(Print Name)
Date: ______________________		Authorization Representative

SCHEDULE 1

Unpaid Tenant Improvement Allowances

SCHEDULE 2

Unpaid Leasing Commissions

SCHEDULE 3

Schedule of Security Deposits

Suite	Tenant	Security Deposit
PBA06	America's Home Place	$15,750.00
00B6b	Mail Boxes' Etc.	$2,500.00
00B30	Great Clips	$2,500.00
00B60	Jersey Mike's	$2,750.00
00B80	Longaberger	$1,000.00
00B6d	Best Life	$1,500.00
00B50	Carboard Heroes	$2,000.00
00B10	H20 Nails (VIP Nail & Skin Care)	$6,250.00

SCHEDULE 4

Schedule of Due Diligence Materials

Property Name:  Polaris Towne Center

Property Location: Columbus, OH

Property Information
Item
Survey - ALTA - Most Recent
Site Plan
Lease Plan
Aerial
Certificates of Occupancy / Rent Commencement Letters
Existing Appraisal
Environmental Reports
Environmental Insurance
Declaration of Easements, Covenants, and Restrictions
Adjacent Land Owners Agreements
Service Contracts with Vendors
Personal Property Schedule
Warranties
Title Reports - Most Recent
Parking Ratios
Potential Outlots
Litigation
Eminent Domain
Property Level Litigation
Third Party Agreements
Utility or Easement/Access Sharing Agreements

Financial Information
Item
Argus Run
General Ledger Detail - 2010, YTD 2011
Audited Financial Statements - Prior 3 Years
Budget Operating Statements - (Projected 2011)
Tenant A/R Summary - Aged Delinquency
Real Estate Tax Bills - Prior 3 Years
Insurance Policies
Insurance Certificates
Insurance loss runs
List of Security Deposits
Expense reimbursements - 2009 / 2010 detail
Estimated Transfer Taxes
Capital Expenditure History
Loan Documents / Loan Escrows in place

Tenant Information
Item
Rent Roll
Electronic Site Plans
Lease and Lease Amendments
Tenant Correspondence
Tenant Estoppels
Tenant Sales Reports
Leasing Status Update
Monthly Billing to Tenants
2011 Tenant Escrow Letters
Specialty / Ancillary Income Contracts
List of Tenants in Default or Proposed Default
List of Tenants in Bankruptcy
Tenant Financial Statement / Credit Reports

SCHEDULE 5

Schedule of Default Notices

1.	Cardboard Heroes -07/21/1: Rent default.

2.	Khema Day Spa & Salon – 08/03/11: Rent default.

3.	Cost Plus – 08/03/11: Rent default - past due 2010 year ends. Tenant claims check has been sent.

4.	Party City – 06/02/11: rent default.

SCHEDULE 6

Schedule of Pending Litigation

None

SCHEDULE 7

Bank of America Loan Documents

1.	Loan Agreement dated as of March 31, 2010 between PTC Columbus, LLC, as Borrower and Bank of America, N.A., as Lender.

2.	Copy of Promissory Note by PTC Columbus, LLC to Bank of American, N.A, dated March 31, 2010, in the amount of $46,000,000.

3.
Open End Mortgage, Assignment of Leases and Rents and Security Agreement by PTC Columbus, LLC, as Mortgagor, to Bank of America, N.A., as mortgagee, dated March 31, 2010, recorded May 12, 2010, Document Number 201000011962, OR Book 966, page 1243, Recorder’s Office of Delaware County, Ohio.

4.	UCC Financing Statement PTC Columbus, LLC, as Debtor, Bank of America, N.A., Secured Party, filed April 1, 2010 in the Delaware Department of State, as amended May 12, 2010

5.	UCC Financing Statement PTC Columbus, LLC, as Debtor, Bank of America, N.A., Secured Party, filed May 12, 2010 in the Delaware County, Ohio Recorder’s Office as Document No. 201000011963.

EXHIBIT A

Legal Description of Real Property

EXHIBIT B

Site Plan of Real Property

EXHIBIT C

Schedule of Leases

(see attached)

EXHIBIT D

Form of Assignment of Leases

(see attached)

Record and return to:

______________________

______________________

______________________

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES, made as of this ____ day of _______________ 2011 (the "Effective Date"), by and between PTC COLUMBUS, LLC, a Delaware limited liability company, having an address at [___________________________________] (the  "Assignor"), and [___________________________] having an address at [_________________________________] ("Assignee").

RECITALS:

A.           Assignor, as seller, and Assignee, as purchaser, entered into that certain Purchase and Sale Agreement (the "Purchase Agreement") relating to the sale of that certain shopping center known as "Polaris Towne Center" located in the City of Columbus, County of Franklin, State of Ohio, situated on land more particularly described on Exhibit A attached hereto and made a part hereof (the "Property").

B.           The Property is subject to various leases described on Exhibit B attached hereto and made a part hereof (collectively, the "Leases").

C.           Pursuant to the Purchase Agreement, Assignor desires to assign its right, title and interest in and to each of the Leases to Assignee, and Assignee desires to assume Assignor's right, title and interest in and to each of the Leases, in connection with the aforementioned sale.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1.           Assignment.  Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date, all of Assignor's right, title and interest in and to the Leases and any guarantees and other agreements executed in connection therewith and any security deposits relating thereto.

2.           Assumption.  Assignee hereby accepts the foregoing assignment, and in consideration thereof, hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all of the terms, covenants, conditions and obligations under each of the Leases and guarantees and each such other agreement executed in connection therewith, and each such security deposit, which arise on and after the Effective Date and are to be observed, performed and fulfilled by the landlord named therein on and after the Effective Date in the same manner and to the same extent as if Assignee were the landlord originally named therein.

3.           Indemnification.  (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur under or with respect to the Leases by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations of the landlord thereunder which were to be performed before the Effective Date.

(b)           Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under or with respect to any of the Leases by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the Effective Date, all the obligations of the landlord thereunder which are to be performed on and after the Effective Date.

4.           Successors and Assigns.  The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.           Miscellaneous.  This instrument may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument.  This instrument shall be governed by the laws of the State of Ohio.

(signatures follow immediately)

IN WITNESS WHEREOF, the parties hereto have executed this instrument, and have caused this instrument to be delivered so as to take effect on the day and year first above written.

ASSIGNOR:

PTC COLUMBUS, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[__________________________],
a [________________________]

By:
Name:
Title:

STATE OF ____________________)
                                                                    )  SS:
COUNTY OF___________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of ___________________________________, a _______________ corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of such corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

(SEAL)
______________________________________________________________
Notary Public
My commission expires:

STATE OF ____________________)
                                                                   )  SS:
COUNTY OF __________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of ____________________________., an __________________ corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of such corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

(SEAL)
______________________________________________________________
Notary Public
My commission expires:

[Attach Exhibits A and B]

EXHIBIT E

Form of Bill of Sale

(see attached)

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that PTC COLUMBUS, LLC, a Delaware limited liability company (the "Transferor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, convey and transfer to [_________________________] (the "Transferee"), its successors and assigns, the Personal Property (defined below).  For the purposes hereof, the term "Personal Property" shall mean all equipment and other personal property owned by Transferor and located in, or affixed to, the shopping center known as Polaris Towne Center and located in the City of Columbus, County of Franklin, State of Ohio, more particularly described on Exhibit A attached hereto and made a part thereof (the "Land"), including, but not limited to the items set forth on Exhibit B attached hereto and made a part hereof.  Transferor represents and warrants to Transferee that Transferor is the lawful owner of the Personal Property and that the Personal Property is free of any liens or encumbrances; provided, however, that Transferor specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever concerning or with respect to the nature, quality, merchantability, fitness or condition of the Personal Property.

(signatures follow immediately)

IN WITNESS WHEREOF, the Transferor and Transferee have executed this instrument, and have caused this instrument to be delivered so as to take effect this _____ day of ________, 2011.

TRANSFEROR:

PTC COLUMBUS, LLC,
a Delaware limited liability company

By:
Name:
Title:

TRANSFEREE:

[_________________________],
a [__________________________]

By:
Name:
Title:

[Add Exhibits A and B]

EXHIBIT F

Form of Tenant Notice Letter

 (see attached)

FEDERAL EXPRESS

____________ ___, 20
«Tenant2»
«Company»
«Address1»
«Address2»
«City», «State»  «PostalCode»
«Attn»

Re:           Notice to Tenants of _____________________________ (the “Premises”)

Dear Tenant:

Please be advised that on       (date of sale)      , 20 (“Effective Date”), the Premises was conveyed and the landlord’s interest in your lease (the “Lease”) was assigned by _____________ (“Seller”) to _____________ (“New Owner”).  The purpose of this letter is to inform you of the acquisition,  the assignment of the landlord’s interest under your Lease and to facilitate ongoing communication. Until otherwise directed by New Owner, communications with New Owner with respect to the following matters should be directed as follows:

I.           Rent.           All rents, additional rents and other charges under the Lease for periods from and after the Effective Date are to be made payable to New Owner at the following new address:

________________________________
________________________________
________________________________
Attention:  _______________________

All rental payments and other monies due under your Lease for periods prior to Effective Date, should be made payable to (Seller) and mailed to: (Seller), c/o_____________________________________.

II.           Notices.   All notices and other communications to the landlord under your Lease shall be delivered to the New Owner at the following address:

________________________________
________________________________
________________________________
Attention:  _______________________

III.         Personnel.  If you have specific questions, please feel free to contact any of the following persons:

The contact person with respect to operational matters is:

_______________	Phone: __________________________
E-mail: ___________________________

The contact person for leasing is:

_______________	Phone: __________________________
E-mail: ___________________________

The contact for accounting is:

_______________	Phone: __________________________
E-mail: ___________________________

Please amend the insurance polices which you are required to maintain under your lease to delete Seller as an additional insured thereunder and to include the New Owner as an additional insured thereon.

We appreciate your patience and cooperation during this transition.

SELLER:	NEW OWNER:

By: ________________________ Name: ______________________ Title: _______________________	By: ________________________ Name: ______________________ Title: _______________________

EXHIBIT G

Form of General Assignment

(see attached)

ASSIGNMENT

THIS ASSIGNMENT ("Assignment") is made as of this ____ day of ______________, 2011, by and among PTC COLUMBUS, LLC, a Delaware limited liability company, having an address at [______________________________]("Assignor"), and [__________________________], a [__________________________], having an address at [______________________________________] ("Assignee").

W I T N E S S E T H:

A.           Assignor, as seller, and Assignee, as buyer, entered into that certain Purchase and Sale Agreement (the "Purchase Agreement") relating to the sale of the Shopping Center known as Polaris Towne Center and located in the City of Columbus, County of Franklin, State of Ohio, situated on land more particularly described on Exhibit A attached hereto and made a part hereof (the "Property").

B.            Assignor has certain rights, title and interest in and to certain intangible personal property owned by Assignor and used solely in connection with the Property, including, without limitation, all Assignor's right, title and interest (if any) in and to the trade name "Polaris Towne Center" (the "Trade Name"), and all goodwill associated with the Trade Name, and any telephone numbers associated with the Trade Name, but expressly excluding any of the foregoing that are not exclusive to the Property or related to the general property management business Assignor or its affiliates (including brochures or operating manuals related to the management of the Property) (collectively the "Intangible Property").

C.            Assignor owns certain warranties, guarantees, permits, licenses, architectural and engineering plans and reports and other documents relating to the use, operation, and maintenance of all buildings, improvements, structures and fixtures located on or about the Property, including the pylon sign located on the Property, but excluding trade fixtures owned by tenants (collectively, the "Guarantees")

D.            Pursuant to the terms of the Purchase Agreement, Assignor desires to assign its right, title and interest in the Intangible Property and Guarantees (collectively, the "Assigned Property") to Assignee, and Assignee desires to assume Assignor's right, title and interest in the Assigned Property.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1.           Assignment.  Assignor represents and warrants to Assignee that Assignor is the lawful owner of the Assigned Property and that the Assigned Property is free of any liens or encumbrances.  Assignor hereby assigns to Assignee, its successors and assigns, as of the Effective Date (as hereinafter defined), all of Assignor's right, title and interest in the Assigned Property without recourse to or warranty from Assignor except as expressly provided in this Section 1.

2.           Assumption.  Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the Service Contracts which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee, instead of Assignor, were originally named therein.

3.           Indemnification.  (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur in connection to the Assigned Property by reason of any failure or alleged failure of Assignor to have complied with or to have fully performed, before the Effective Date, all obligations on its part to have been performed, complied with or discharged under any of the terms and conditions in connection to the Assigned Property which were to be performed by Assignor prior to the Effective Date.

(b)           Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur in connection with the Assigned Property by reason of any failure or alleged failure of Assignee, as the successor to Assignor, to comply with or to fully perform, on and after the Effective Date, all obligations to be performed or complied with under any of the terms and conditions in connection to the Assigned Property.

4.           Effective Date.  The "Effective Date", as used herein, shall mean the date first written above.

5.           Successors and Assigns.  The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.           Miscellaneous.  This Agreement may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument.  This instrument shall be governed by the laws of the State of Ohio.

(signatures follow immediately)

IN WITNESS WHEREOF, the parties hereto have executed this instrument, and caused this instrument to be delivered so as to take effect on the day and year first set forth written.

ASSIGNOR:

PTC COLUMBUS, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[__________________________],
a [________________________]

By:
Name:
Title:

STATE OF                                           )
                                                               )  SS:
COUNTY OF                                        )

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of _________________________________, a ________________ corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

______________________________________________________________
Notary Public
My commission expires: ___________________________________________

 STATE OF ____________________)
                                                                    )  SS:
COUNTY OF ___________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of __________________________, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

(SEAL)
______________________________________________________________
Notary Public
My commission expires: ___________________________________________

[Add Exhibit A]

EXHIBIT H

Form of REA Assignment

(see attached)

ASSIGNMENT OF AGREEMENTS

THIS ASSIGNMENT OF AGREEMENTS is made as of this ____ day of ______________, 2011 (the "Effective Date"), by and among PTC COLUMBUS, LLC, a Delaware limited liability company, having an address at [___________________________________] ("Assignor"), and [_____________________], a [_______________________________], having an address at [________________________________________] ("Assignee").

W I T N E S S E T H:

A.           Assignor, as seller, and Assignee, as buyer, entered into that certain Purchase and Sale Agreement (the "Purchase Agreement") relating to the sale of the Shopping Center known as Polaris Towne Center and located in the City of Columbus, County of Franklin, State of Ohio, situated on land more particularly described on Exhibit A attached hereto and made a part hereof (the "Property").

B.           Assignor, or its predecessor in interest, entered into certain reciprocal easement agreements, operating agreements and other similar agreements affecting the use and operation of the Property, which agreements are described on Exhibit B attached hereto and made a part hereof (collectively, the "REA Agreements").

C.           Pursuant to the terms of the Purchase Agreement, Assignor desires to assign its right, title and interest in the REA Agreements to Assignee, and Assignee desires to assume Assignor's right, title and interest in the REA Agreements, in connection with the aforementioned sale.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1.           Assignment.  Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over to Assignee, its successors and assigns, as of the Effective Date, all of Assignor's right, title and interest in and to the REA Agreements without recourse to or warranty from Assignor except as expressly provided in the Purchase Agreement.

2.           Assumption.  Assignee hereby accepts the foregoing assignment, and in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the REA Agreements which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee were originally named therein.

3.           Indemnification.

(a)           Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur in connection with the REA Agreements by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations on its part which were to be performed by Assignor prior to the Effective Date.

(b)           Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur in connection with the REA Agreements by reason of any failure or alleged failure of Assignee to comply with or to perform, on and after the Effective Date, all of the obligations on its part which are to be performed on and after the Effective Date.

4.           Successors and Assigns.  The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.           Miscellaneous.  This Agreement may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument.  This instrument shall be governed by the laws of the State of Ohio.

(signatures follow immediately)

IN WITNESS WHEREOF, the parties hereto have executed this instrument, and caused this instrument to be delivered so as to take effect on the day and year first set forth written.

ASSIGNOR:

PTC COLUMBUS, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[__________________________],
a [________________________]

By:
Name:
Title:

STATE OF                                           )
                                                               )  SS:
COUNTY OF                                        )

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of _________________________________, a ________________ corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

______________________________________________________________
Notary Public
My commission expires: ___________________________________________

STATE OF ____________________)
                                                                   )  SS:
COUNTY OF __________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of __________________________, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

(SEAL)
______________________________________________________________
Notary Public
My commission expires: ___________________________________________

[Add Exhibits A and B]

EXHIBIT I

Form of Certificate Reaffirming Representations and Warranties

(see attached)

CERTIFICATE REAFFIRMING REPRESENTATIONS AND WARRANTIES

THIS CERTIFICATE REAFFIRMING REPRESENTATIONS AND WARRANTIES (this "Certificate") is delivered by PTC COLUMBUS, LLC, a Delaware limited liability company (collectively, "Seller") to [________________________], a [_______________________________] ("Buyer") pursuant to Section 6(a) of that certain Purchase and Sale Agreement, by and between Seller and Buyer, dated as of August __, 2011 (the "Purchase Agreement"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Purchase Agreement.

Seller hereby certifies to Buyer that all of Seller's representations and warranties contained in the Purchase Agreement are and continue to be true, complete and accurate as of the Closing Date.

[signatures on following page]

IN WITNESS WHEREOF, Seller has executed this Certificate Reaffirming Representations and Warranties this _____ day of _____________, 2011.

SELLER:

PTC COLUMBUS, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT J

Form of REA Estoppel

(see attached)

REA Estoppel Certificate

TO:	[________________________] (the "Buyer")

RE:	Polaris Towne Center – Columbus, Ohio (the "Property")

Ladies and Gentlemen:

Subject to the limitations set forth below, the following statements are made with the knowledge that Buyer is relying on them, and that their respective lenders, successors and assigns, and successor owners of the Property (collectively, "Beneficiaries") may rely on them.

The undersigned hereby certifies to Buyer and its Beneficiaries as follows as of the date hereof:

1.           The undersigned is a party to the documents identified on Exhibit A attached hereto (collectively, the "REA").  There have been no amendments, modifications or revisions to the REA to which the undersigned is a party, written or oral, except as set forth on Exhibit A.  Exhibit A is a true, correct and complete description of the REA.

2.           The REA is presently in full force and effect.

3.           To the undersigned's actual knowledge, no party is in default of the REA.  To the actual knowledge of the undersigned, no event has occurred that with the giving of notice or the passage of time, or both, would constitute a default by any party under the REA.

4.           To the undersigned's actual knowledge, there are no sums (other than those arising out of the normal course of operation of the Property within the previous 90 days) which the undersigned is entitled to receive or demand from PTC Columbus, LLC.

5.           The person executing and delivering this REA Estoppel Certificate on behalf of the undersigned is duly authorized to do so.

6.           The current address to which notices to the undersigned are required to be mailed under the REA is:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the____ day of _____________, 2011.

By:__________________________
Name:
Title:

[Attach Exhibit A]

EXHIBIT K

Form of Tenant Estoppel

(see attached)

TENANT ESTOPPEL CERTIFICATE

Date: ______________, 2011

To:	[___________________________________], or its affiliate or assigns ("Buyer")

PTC COLUMBUS, LLC, a Delaware limited liability company (the "Seller").

RE:           Lease dated__________ between:______________________________________(“Landlord”) or Landlord’s predecessor in interest and ____________________________________________ (“Tenant”) or Tenant’s predecessor in interest (collectively, with any amendments or modifications thereto as set forth in Exhibit A, the “Lease”) for space known as Suite ___ at ____________________________________________ (“Leased Premises”)

Ladies and Gentlemen:

The undersigned, Tenant under the Lease, hereby confirms and certifies to Buyer and Landlord as of the date hereof, that all information contained in this certificate is true and correct.  The following statements are made with the knowledge that Buyer is relying on them and that its lenders, successors and assigns, and successor owners of the Property (collectively, "Beneficiaries") may rely on them:

1.	Leased Premises consists of approximately_________ rentable square feet.

2.	Lease Commencement Date: ____________ Lease Expiration Date: ________________

3.	Renewal Options: __ options of__________ years each.

4.	Current Monthly Base Rent (excluding overage rent, and expense reimbursements): $______________________

5.	Security Deposit: $______________

6.	Rental Payments Commenced: __________________________________________________

7.	Monthly Base Rent has been Paid through:_________________________________.

8.
The Lease is in full force and effect, is enforceable in accordance with its terms, and contains all of the understandings and agreements between Landlord and Tenant with respect to the Leased Premises.

9.
To the best of Tenant’s actual knowledge, all duties of Landlord under the Lease have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord, including, without limitation, the satisfaction of Landlord’s obligation to provide a tenant improvement allowance to Tenant, if  any.

10.
Tenant has accepted possession and is in full and complete occupancy of the Leased Premises without any existing conditions or qualifications and without any other party having occupancy of, or the right to occupy, any portion of the Leased Premises.  The buildings, improvements, space, and any common areas (if applicable) to be furnished or provided by the terms of the Lease have been completed in all respects to the satisfaction of the Tenant, and the existing parking satisfies any applicable Lease requirements.

11.	Tenant has neither assigned, transferred, nor encumbered the Lease, or any interest therein, nor sublet the Leased Premises, or any portion thereof.

12.
There is no guarantor of the Lease except as follows (if left blank, will be deemed “none”): _______________________________________________________________________.  If the Lease is guaranteed, the Guaranty is unmodified and in full force and effect.

13.
The estimated monthly additional rent currently payable pursuant to the Lease on account of real estate taxes, insurance, common area maintenance expenses and other operating expenses in the total amount of $_________________ , based upon the following:

CAM:	$

Real Estate Taxes:	$

Insurance:	$

Other:	$

Such additional rent has been paid through and including ___________________.

14.	Tenant is currently obligated to pay percentage rent, if any, as set forth below (if left blank will deemed to be “none”):

_____________________________________________________________________________________________________.

15.	No rent has been prepaid for more than one (1) month and Tenant shall not prepay any such rent or other sum more than one (1) month in advance.

16.	Tenant has not been given any free rent, partial rent, rebates, rental abatements, or rent concessions of any kind, except as follows (if left blank, will be deemed “none”): ________________________.

17.
Tenant has received no notice and has no knowledge of a prior sale, transfer, assignment, hypothecation, or pledge of the Leased Premises, or any part thereof, or of the Lease, or the rents or any other interest thereunder (except in connection with any financing obtained by Landlord and secured by the Leased Premises).  Tenant has received no notice from any mortgagee of the Leased Premises directing Tenant to pay rent or other amounts due under the Lease to such mortgagee.

18.	Tenant has deposited the Security Deposit stated above with Landlord, and none of the Security Deposit has been applied by Landlord to the payment of rents or any other amounts due under the Lease.

19.
Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease, including, specifically, any use or radius restriction provisions, if any, as set forth in the Lease.  Tenant has not violated any such use restriction provision.

20.
Landlord is not in default under the Lease nor, to the best of Tenant’s knowledge, has Landlord failed to duly and fully perform or observe any term, covenant, or condition by it to be performed or observed under the Lease which would, but for the existence of any applicable notice and/or grace period, constitute a default under the Lease, including, specifically, the exclusive use provision, if any, as set forth in the Lease.

21.
Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease, and Tenant has no claims or defenses to enforcement of the Lease.

22.	Tenant has no options or rights of expansion, purchase, or first refusal concerning the Lease or the Leased Premises, except as follows (if left blank, will be deemed “none”):

_____________________________________________________________________________________________________.

23.
Tenant has no knowledge of past or present use or occupancy of the premises involving the handling, manufacturing, treatment, use, transportation, spillage, leakage, dumping, discharge or disposal of hazardous substances, materials or any wastes regulated under local, state or federal law.

24.	Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

25.
Tenant is not identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States (“OFAC List”) nor is Tenant subject to trade embargo or economic sanctions pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States.

26.	The address for notices to Tenant under the Lease as follows:

_____________________________________________________________________________________________________.

The person signing this letter on behalf of Tenant is a duly authorized agent of the Tenant.

Tenant:
_______________________________

By: _______________________________
Name: _______________________________
Title: ________________________________

Date: ____________________

[Add Exhibit A]

EXHIBIT L

Form of Seller Lease Certificate

(see attached)

SELLER'S LEASE CERTIFICATE

Date: ______________, 2011

To:	[______________________________] or its affiliate or assigns ("Buyer")

RE:           Lease dated__________ between:______________________________________("Seller" or "Landlord") or Landlord’s predecessor in interest and ____________________________________________ (“Tenant”) or Tenant’s predecessor in interest (collectively, with any amendments or modifications thereto as set forth in Exhibit A, the “Lease”) for space known as Suite ___ at                                                                                                         (“Leased Premises”)

Ladies and Gentlemen:

In accordance that certain Purchase and Sale Agreement, by and between Seller and Buyer (the "Purchase Agreement"), Seller hereby confirms and certifies to Buyer and its lenders, successors and assigns as follows:

1.	Leased Premises consists of approximately_________ rentable square feet.

2.	Lease Commencement Date: ____________ Lease Expiration Date: ________________

3.	Renewal Options: __ options of__________ years each.

4.	Current Monthly Base Rent (excluding overage rent, and expense reimbursements): $______________________

5.	Security Deposit: $______________

6.	Rental Payments Commenced: __________________________________________________

7.	Monthly Base Rent has been Paid Through:___________________________________.

8.
The Lease is in full force and effect, is enforceable in accordance with its terms, and contains all of the understandings and agreements between Landlord and Tenant with respect to the Leased Premises.

9.
To the best of Landlord’s actual knowledge, all duties of Landlord under the Lease have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord, including, without limitation, the satisfaction of Landlord’s obligation to provide a tenant improvement allowance to Tenant, if  any.

10.
Tenant has accepted possession and is in full and complete occupancy of the Leased Premises without any existing conditions or qualifications and without any other party having occupancy of, or the right to occupy, any portion of the Leased Premises.  The buildings, improvements, space, and any common areas (if applicable) to be furnished or provided by the terms of the Lease have been completed in all respects to the satisfaction of the Tenant, and the existing parking satisfies any applicable Lease requirements.

11.	To the best of Landlord's knowledge, Tenant has neither assigned, transferred, nor encumbered the Lease, or any interest therein, nor sublet the Leased Premises, or any portion thereof.

12.
There is no guarantor of the Lease except as follows (if left blank, will be deemed “none”): _______________________________________________________________________.  If the Lease is guaranteed, the Guaranty is unmodified and in full force and effect.

13.
The estimated monthly additional rent currently payable pursuant to the Lease on account of real estate taxes, insurance, common area maintenance expenses and other operating expenses in the total amount of $_________________ , based upon the following:

14.	CAM:	$

15.	Real Estate Taxes:	$

16.	Insurance:	$

17.	Other:	$

18.	Such additional rent has been paid through and including ___________________.

19.	Tenant is currently obligated to pay percentage rent, if any, as set forth below (if left blank will deemed to be “none”):

_____________________________________________________________________________________________________.

20.	No rent has been prepaid for more than one (1) month.

21.	Tenant has not been given any free rent, partial rent, rebates, rental abatements, or rent concessions of any kind, except as follows (if left blank, will be deemed “none”):

_____________________________________________________________________________________________________.

22.	Tenant has deposited the Security Deposit stated above with Landlord, and none of the Security Deposit has been applied by Landlord to the payment of rents or any other amounts due under the Lease.

23.
Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease, including, specifically, any use or radius restriction provisions, if any, as set forth in the Lease.  To the best of Landlord's actual knowledge, Tenant has not violated any such use restriction provision.

24.
Landlord is not in default under the Lease nor, to the best of Landlord’s knowledge, has Landlord failed to duly and fully perform or observe any term, covenant, or condition by it to be performed or observed under the Lease which would, but for the existence of any applicable notice and/or grace period, constitute a default under the Lease, including, specifically, the exclusive use provision, if any, as set forth in the Lease.

25.
To the best of Landlord's knowledge, Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease, and Tenant has no claims or defenses to enforcement of the Lease.

26.	Tenant has no options or rights of expansion, purchase, or first refusal concerning the Lease or the Leased Premises, except as follows (if left blank, will be deemed “none”):

_____________________________________________________________________________________________________.

27.
To the best of Landlord's knowledge, no past or present use or occupancy of the Leased Premises involving the handling, manufacturing, treatment, use, transportation, spillage, leakage, dumping, discharge or disposal of hazardous substances, materials or any wastes regulated under local, state or federal law.

28.	To the best of Landlord's knowledge, Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

The person signing this letter on behalf of Seller is a duly authorized agent of the Seller.

SELLER:

PTC COLUMBUS, LLC,
a Delaware limited liability company

By: _______________________________
Name: _______________________________
Title: ________________________________

Date: ______________________

[Add Exhibit A]